EXHIBIT 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Home Bistro, Inc.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type(1)	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share	Rule 457(o)	X	X	$13,500,000.00	0.0000927	$1,251.45
Total Offering Amounts							$1,251.45
Total Fees Previously Paid							$-
Total Fee Offsets							$-
Net Fee Due							$1,251.45

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s common stock.